EXHIBIT 3.6

                              CERTIFICATE OF MERGER

                                     MERGING

                           MPOWER MERGER COMPANY, INC.

                                  WITH AND INTO

                           MPOWER COMMUNICATIONS CORP.



The undersigned corporation DOES HEREBY CERTIFY AS FOLLOWS:

                  FIRST: That the names and states of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger are as follows:

                           (a) Mpower Merger Company, Inc., which is incorporated under the laws of the State of Delaware ("Merger Sub"); and
                           (b) Mpower Communications Corp., which is incorporated under the laws of the State of Nevada (the "Company")

                  SECOND: That an Amended and Restated Agreement and Plan of Merger dated as of April 12, 2001 (the "Merger Agreement") among Mpower Holding Corporation, a Delaware corporation ("Holding") and the sole stockholder of Merger Sub, Merger Sub and the Company has been approved, adopted, certified, executed and acknowledged by each of Holding, Merger Sub and the Company in accordance with the provisions of subsection (c) of Section 252 of the Delaware General Corporation Law (the "DGCL"), to wit, by Merger Sub in the same manner as is provided in Section 251 of the DGCL and by the Company in accordance with the laws of the State of its incorporation.

                  THIRD: That the name of the surviving corporation in the merger herein certified (the "Surviving Corporation") is Mpower Communications Corp., which will continue its existence as the Surviving Corporation under its present name upon the effective date of said merger pursuant to provisions of the laws of the State of Nevada.

                  FOURTH: That the Articles of Incorporation, as heretofore amended, of Mpower Communication Corp., the Surviving Corporation, shall be further amended and restated by reason of the merger herein certified by striking out all articles thereof, and by substituting in lieu thereof the Amended and Restated Articles of Incorporation of Mpower Communications Corp. attached hereto as Exhibit A.

                  FIFTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                  Mpower Communications Corp.
                  Attn: Secretary
                  175 Sully's Trail
                  Pittsford, New York  14534

                  SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request, and without cost, to any shareholder of each of the Constituent Corporations.

                  SEVENTH: That the Surviving Corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Merger Sub, as well as for enforcement of any obligation of Surviving Corporation arising from the merger herein certified, including any suit or other proceeding to enforce the right, if any, of any shareholder of Merger Sub as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Law; does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings; and does hereby specify the following as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware until the Surviving Corporation shall have hereafter designated in writing to the Secretary of State of the State of Delaware a different address for such purpose:

                           Mpower Communications Corp.
                           Attn: Secretary
                           175 Sully's Trail
                           Pittsford, New York  14534

                  EIGHTH: That all parties to this merger have complied with the laws of their respective jurisdictions of organization concerning this merger.

                  NINTH: That this Certificate of Merger shall be effective at 5 p.m., Eastern Standard Time, on June 28, 2001.



                  [Remainder of this page intentionally left blank.]

Executed on this 27th day of June, 2001.

                                      MPOWER COMMUNICATIONS CORP.



                                      By:  /s/ MICHAEL R. DALEY
                                           -------------------------------------
                                      Name:    Michael R. Daley
                                      Title:   Executive Vice President and
                                               Chief Financial Officer




                                      By:  /s/ RUSSELL I. ZUCKERMAN
                                           -------------------------------------
                                      Name:    Russell I. Zuckerman
                                      Title:   Vice President, General Counsel
                                               and Secretary

                                    EXHIBIT A


                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           MPOWER COMMUNICATIONS CORP.



                                   ARTICLE I

                                      Name

                  The name of the corporation is Mpower Communications Corp. (the "Corporation").


                                   ARTICLE II

                     Registered Office and Registered Agent

                  The address of the registered office of the Corporation in the State of Nevada is 6100 Neil Road, Suite 500, Reno, Nevada 89511. The name of the registered agent of the Corporation at such address is The CT Corporation System.


                                  ARTICLE III

                                Corporate Purpose

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada (the "General Corporation Law").


                                   ARTICLE IV

                                  Capital Stock

                  The total number of shares of all classes of stock that the Corporation shall have authority to issue is One Thousand (1,000), all of which shall be shares of Common Stock, par value $.01 per share.

                                   ARTICLE V

                                    Directors

                  (1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

                  (2) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


                                   ARTICLE VI

                Indemnification of Directors, Officers and Others

                  (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  (3) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this
Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (4) Any indemnification under Sections (1) and (2) of this
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made, (a) by the stockholders, (b) by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, (c) if a majority vote of a quorum consisting of directors who were not party to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                  (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation authorized in this
Article VI. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

                  (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability and expenses.

                  (8) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (9) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

                  (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                  ARTICLE VII

                                     By-Laws

                  The directors of the Corporation shall have the power to adopt, amend or repeal By-laws of the Corporation.


                                  ARTICLE VIII

                                    Amendment

                  The Corporation reserves the right to amend, alter, change or repeal any provision of these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in these Articles of Incorporation are subject to this reservation.